UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 11, 2005

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey	08837

(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Item 8.01 Other Events.

The registrant’s press release dated November 11, 2005 relating to the registrant’s Annual Meeting of Shareholders (the “Annual Meeting”) scheduled for December 27, 2005 is attached hereto as Exhibit 99 and is incorporated herein by reference.

Shareholders who wish to submit proposals for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting must advise the Secretary of the Company of such proposals in writing within a reasonable time before the Company begins to print and mail its proxy materials to its shareholders. The Company anticipates mailing its proxy materials to its Shareholders on or about December 9, 2005.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By: /s/ Madhu Poomalil
Name: Madhu Poomalil
Title: Chief Financial Officer

Date: November 11, 2005